EXHIBIT  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of IntegraMed America, Inc. of our report dated February 16, 1998 appearing on page F-2 of the IntegraMed America, Inc. Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K.





PricewaterhouseCoopers LLP
Stamford, CT
December 1, 1998